UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
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☐	Soliciting Material Under Rule 14a-12

SNAP INTERACTIVE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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 320 West 37th Street, 13th Floor

New York, New York 10018

(212) 594-5050

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Snap Interactive, Inc. to be held on May 15, 2015 at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 at 9:00 a.m., Eastern Time.

Enclosed are the notice of meeting of stockholders and proxy statement, which describe the business that will be acted upon at the meeting, as well as our 2014 Annual Report, which includes our financial statements.

Your vote is very important, regardless of the number of shares of common stock you own. To vote your shares of common stock, you may use the enclosed proxy card or attend the meeting and vote in person. If your shares are held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the meeting. On behalf of the Board of Directors, I urge you to complete, sign, date and return the enclosed proxy card as soon as possible, even if you currently plan to attend the meeting in person.

Thank you for your support of our company. I look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Clifford Lerner
Clifford Lerner
President, Chief Executive Officer and Chairman of the Board of Directors

SNAP INTERACTIVE, INC.

320 West 37th Street, 13th Floor

New York, New York 10018

(212) 594-5050

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

NOTICE IS HEREBY GIVEN that the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) of Snap Interactive, Inc., a Delaware corporation (the “Company”), will be held on May 15, 2015 at 9:00 a.m., Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112 for the following purposes:

(1)	to elect two directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm; and

(3)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders are referred to the proxy statement accompanying this notice for more detailed information with respect to the matters to be considered at the Annual Meeting. After careful consideration, our Board of Directors has determined that each proposal listed above is in the best interest of the Company and its stockholders and has approved each proposal. Our Board of Directors recommends that at the Annual Meeting you vote “FOR” proposals 1 and 2.

The Board of Directors has fixed 5:00 p.m., Eastern Time, on March 18, 2015 as the record date (the “Record Date”). Only holders of shares of common stock of record on the Record Date are entitled to receive notice of the Annual Meeting and to vote at the Annual Meeting or at any postponement(s) or adjournment(s) of the Annual Meeting.  A complete list of registered stockholders entitled to vote at the Annual Meeting will be available for inspection at the headquarters of the Company during regular business hours for the ten calendar days prior to the Annual Meeting.  The list will also be available during the Annual Meeting for inspection by stockholders.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

YOUR VOTE AND PARTICIPATION IN THE COMPANY’S AFFAIRS ARE IMPORTANT.

If your stock is registered in your name, even if you plan to attend the Annual Meeting or any postponement or adjournment of the Annual Meeting in person, we request that you complete, date, sign and mail the enclosed form of proxy in accordance with the instructions set out in the form of proxy and in the proxy statement to ensure that your stock will be represented at the Annual Meeting.

If your stock is held in the name of a broker, trust, bank or other nominee, and you receive these materials through your broker or through another intermediary, please complete and return the materials in accordance with the instructions provided to you by such broker or other intermediary or contact your broker directly in order to obtain a proxy issued to you by your nominee holder to attend the Annual Meeting and vote in person. Failure to do so may result in your stock not being eligible to be voted by proxy at the Annual Meeting.

By Order of the Board of Directors

/s/ Clifford Lerner
Clifford Lerner
President, Chief Executive Officer and Chairman of the Board of Directors

New York, New York

March 23, 2015

TABLE OF CONTENTS

ABOUT THE ANNUAL MEETING	1

PROPOSAL 1: ELECTION OF DIRECTORS	6
Directors and Nominees	6
Meetings of the Board of Directors and Committees	7
Report of the Audit Committee	7
Involvement in Certain Legal Proceedings	8
Board Leadership Structure and Role in Risk Oversight	8
Director Independence	8
Certain Relationships and Related Party Transactions	9
Code of Ethics	10
Communications with the Board of Directors	10

DIRECTOR COMPENSATION	11

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	12

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	13

EXECUTIVE COMPENSATION	14
Executive Compensation	14
Summary Compensation Table	17
Narrative Disclosure Regarding Summary Compensation Table	17
Outstanding Equity Awards at Fiscal Year End Table	19
Equity Compensation Plan Information	20

PROPOSAL 2: THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	22
Vote Required	22

PRINCIPAL ACCOUNTANT FEES AND SERVICES	23
Fees Paid to Independent Registered Public Accounting Firm	23
Approval of Independent Registered Public Accounting Firm Services and Fees	23

OTHER BUSINESS	24
INCORPORATION BY REFERENCE	24

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS	24

320 West 37th Street, 13th Floor

New York, New York 10018

(212) 594-5050

 __________________________________

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 15, 2015

__________________________________

Unless the context otherwise requires, references in this Proxy Statement to “we,” “us,” “our,” “our company,” the “Company” or “Snap Interactive” refer to Snap Interactive, Inc., a Delaware corporation, and its subsidiary on a consolidated basis.

The accompanying proxy is solicited by the Board of Directors on behalf of Snap Interactive, Inc., a Delaware corporation, to be voted at the Annual Meeting of Stockholders of the Company (the “Annual Meeting”) to be held on May 15, 2015, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders (the “Notice”) and at any adjournment(s) or postponement(s) of the Annual Meeting. This Proxy Statement and accompanying form of proxy are dated March 23, 2015 and are expected to be first sent or given to stockholders on or about March 25, 2014.

The executive offices of the Company are located at, and the mailing address of the Company is, 320 West 37th Street, 13th Floor, New York, New York 10018.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

ABOUT THE ANNUAL MEETING

What is a proxy?

A proxy is another person that you legally designate to vote your stock. If you designate someone as your proxy in a written document, that document is also called a “proxy” or a “proxy card.”  If you are a “street name” holder, you must obtain a proxy from your broker or nominee in order to vote your stock in person at the Annual Meeting.

What is a proxy statement?

A proxy statement is a document that regulations of the Securities and Exchange Commission (the “SEC”) require that we give to you when we ask you to sign a proxy card to vote your stock at the Annual Meeting.

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What is the purpose of the Annual Meeting?

At our Annual Meeting, stockholders will act upon the matters outlined in the Notice, including the following:

(1)	to elect two directors to serve until the 2016 Annual Meeting of Stockholders or until their successors are elected and qualified;

(2)	to ratify the appointment of Ernst & Young LLP (“Ernst & Young”) as our independent registered public accounting firm; and

(3)	to transact any other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Also, management will be available to respond to questions from stockholders.

What is “householding” and how does it affect me?

With respect to eligible stockholders who share a single address, we are sending only one Proxy Statement to that address, unless we received instructions to the contrary from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, if a stockholder of record residing at such address wishes to receive a separate proxy statement in the future, he or she may contact us at, Snap Interactive, Inc., 320 West 37th Street, 13th Floor, New York, New York 10018, Attn: Investor Relations or by calling (212) 594-5050 and asking for Investor Relations. Eligible stockholders of record receiving multiple copies of our Proxy Statement can request householding by contacting us in the same manner. Stockholders who own shares through a bank, broker or other nominee can request householding by contacting the nominee.

We hereby undertake to deliver promptly, upon written or oral request, a copy of the Proxy Statement to a stockholder at a shared address to which a single copy of the document was delivered. Requests should be directed to Investor Relations at the address or phone number set forth above.

SEC rules permit companies to send you a notice that proxy information is available on the Internet, instead of mailing you a complete set of materials. In the future, the Company may choose to distribute proxy information in this manner.

What should I do if I receive more than one set of voting materials?

You may receive more than one set of voting materials, including multiple copies of this Proxy Statement and multiple proxy cards or voting instruction cards. For example, if you hold your common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold stock. Similarly, if you are a stockholder of record and hold stock in a brokerage account, you will receive a proxy card for stock held in your name and a voting instruction card for stock held in “street name.”  See “What is the difference between a stockholder of record and a “street name” holder?”  Please complete, sign, date and return each proxy card and voting instruction card that you receive to ensure that all your stock is voted.

What is the record date and what does it mean?

The record date which determines the stockholders that are entitled to notice of, and to vote at, the Annual Meeting is 5:00 p.m., Eastern Time, on March 18, 2015 (the “Record Date”). The Record Date was established by the Board of Directors as required by Delaware law. As of the Record Date, 50,007,826 shares of our common stock were issued and outstanding, including 10,325,000 shares of unvested restricted stock.

Who is entitled to vote at the Annual Meeting?

Only the holders of common stock at 5:00 p.m., Eastern Time, on the Record Date may vote at the Annual Meeting.

What are the voting rights of the stockholders?

Each holder of common stock is entitled to one vote per share of common stock on all matters to be acted upon at the Annual Meeting. Neither the Company’s Certificate of Incorporation, as amended, nor its Amended and Restated By-Laws, as amended (the “By-Laws”), allow for cumulative voting rights.

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The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum to transact business. If a quorum is not present or represented at the Annual Meeting, the stockholders present in person or by proxy entitled to vote at the Annual Meeting, may adjourn the Annual Meeting from time to time until a quorum is present or represented, but no business may be transacted at any adjourned meeting except which could have been lawfully transacted had the meeting not been adjourned.

What is the difference between a stockholder of record and a “street name” holder?

If your stock is registered directly in your name with Corporate Stock Transfer, Inc., the Company’s transfer agent, you are considered the stockholder of record with respect to that stock. The Proxy Statement and proxy card have been sent directly to you by the Company’s transfer agent.

If your stock is held in a stock brokerage account or by a bank or other nominee, the nominee is considered the record holder of that stock.  You are considered the beneficial owner of that stock, and your stock is held in “street name.” The Proxy Statement has been forwarded to you by your nominee. As the beneficial owner, you have the right to direct your nominee concerning how to vote your stock by using the voting instructions it included in the mailing or by following its instructions for voting.

What is a broker non-vote?

A broker non-vote occurs when a broker holding stock for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.  In the absence of specific instructions from you, your broker does not have discretionary authority to vote your stock with respect to the election of directors to our Board of Directors (Proposal 1).  Your broker does have discretionary authority to vote your stock for the proposal to ratify the appointment of Ernst & Young as our independent registered public accounting firm (Proposal 2).

How do I vote my stock?

If you are a record holder, you may vote your common stock at the Annual Meeting in person or by proxy. To vote in person, you must attend the Annual Meeting and obtain and submit a ballot. The ballot will be provided at the Annual Meeting. To vote by proxy, you must mark, sign, date and promptly return the proxy card in the enclosed postage-paid envelope.

The proxy card is fairly simple to complete, with specific instructions on the card. By completing and submitting it, you will direct the designated persons (known as “proxies”) to vote your stock at the Annual Meeting in accordance with your instructions. The Board of Directors has appointed Wilmary Soto and James Supple to serve as the proxies for the Annual Meeting.

Your proxy card will be valid only if you sign, date and return it before the Annual Meeting. If you complete the entire proxy card except for one or more of the voting instructions, then the designated proxies will vote your stock as follows, for each proposal as to which you provide no voting instructions: “FOR” the election of the Director Nominees (as defined herein) and “FOR” the ratification of Ernst & Young as our independent registered public accounting firm (the “Ratification of Ernst & Young”). We do not anticipate that any other matters will come before the Annual Meeting, but if any other matters properly come before the meeting, then the designated proxies will vote your stock in accordance with applicable law and their judgment.

If you hold some or all of your stock in “street name,” your bank, broker or other nominee should provide to you a request for voting instructions for the stock together with the Company’s proxy solicitation materials. By completing the voting instruction card, you may direct your nominee how to vote the stock. If you complete the voting instruction card except one or more of the voting instructions, then your broker may be unable to vote your stock with respect to the proposal as to which you provide no voting instructions.  See “What is a broker non-vote?”  Alternatively, if you want to vote your stock in person at the Annual Meeting, you must contact your nominee directly in order to obtain a proxy issued to you by your nominee holder. Note that a broker letter that identifies you as a stockholder is not the same as a nominee-issued proxy. If you fail to bring a nominee-issued proxy to the Annual Meeting, you will not be able to vote your nominee-held stock in person at the Annual Meeting.

Who counts the votes?

All votes will be tabulated by Corporate Stock Transfer, Inc., the inspector of election appointed for the Annual Meeting, or its substitute.  Votes for each proposal will be tabulated separately.

Can I vote my stock in person at the Annual Meeting?

Yes. If you are a stockholder of record, you may vote your stock at the meeting by completing a ballot at the Annual Meeting.

3

If you hold your stock in “street name,” you may vote your stock in person only if you obtain a proxy issued by your bank, broker or other nominee giving you the right to vote the stock.

Even if you currently plan to attend the Annual Meeting, we recommend that you also return your proxy card or voting instructions as described above so that your votes will be counted if you later decide not to attend the Annual Meeting or are unable to attend.

What are my choices when voting?

In the election of directors, you may vote for the Director Nominees or may withhold your vote as to the Director Nominees.  With respect to the Ratification of Ernst & Young, you may vote for the proposal, against the proposal, or abstain from voting on the proposal.

What are the Board of Directors’ recommendations on how I should vote my stock?

The Board of Directors recommends that you vote your stock as follows:

Proposal 1 – “FOR” the election of the Director Nominees.

Proposal 2 – “FOR” the Ratification of Ernst & Young.

What if I do not specify how I want my stock voted?

If you are a record holder who returns a completed proxy card that does not specify how you want to vote your stock on either of the proposals, the proxies will vote your stock for each proposal as to which you provide no voting instructions, and such stock will be voted in the following manner:

Proposal 1 – “FOR” the election of the Director Nominees.

Proposal 2 – “FOR” the Ratification of Ernst & Young.

If you are a “street name” holder and do not provide voting instructions on one or more proposals, your bank, broker or other nominee will be unable to vote that stock, except with respect to the Ratification of Ernst & Young.  See “What is a broker non-vote?”

Can I change my vote?

Yes. If you are a record holder, you may revoke your proxy by any of the following means:

●	attending the Annual Meeting and voting your stock by ballot in person at the Annual Meeting;
●	completing and submitting a new valid proxy bearing a later date; or
●	giving written notice of revocation to the Company addressed to the Company’s President, Chief Executive Officer and Chairman of the Board of Directors at the Company’s address above, which notice must be received before noon, Eastern Time, on May 14, 2015.

If you are a “street name” holder, your bank, broker or other nominee should provide instructions explaining how you may change or revoke your voting instructions.

What percentage of the vote is required to approve each proposal?

Assuming the presence of a quorum, the Director Nominees that receive the most votes from the holders of the shares of our common stock for their election will be elected (Proposal 1).

The approval of the Ratification of Ernst & Young (Proposal 2) requires the affirmative vote, in person or by proxy, of the majority of the votes cast by the holders of the Company’s common stock at the Annual Meeting.

4

How are abstentions and broker non-votes treated?

Abstentions are included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting. Abstentions will have no effect upon the election of the Director Nominees (Proposal 1).  Abstentions will have the same effect as a vote against the Ratification of Ernst & Young (Proposal 2).

Broker non-votes will be included in the determination of the number of shares of common stock present at the Annual Meeting for determining a quorum at the meeting.  If you hold your stock in “street name” and you do not instruct your bank or broker how to vote in the election of directors (Proposal 1), no votes will be cast on your behalf. Your bank or broker will, however, have discretion to vote your stock with respect to the Ratification of Ernst & Young (Proposal 2).

Do I have any dissenters’ or appraisal rights with respect to any of the matters to be voted on at the Annual Meeting?

No. None of our stockholders have any dissenters’ or appraisal rights with respect to the matters to be voted on at the Annual Meeting.

What are the solicitation expenses and who pays the cost of this proxy solicitation?

Our Board of Directors is asking for your proxy, and we will pay all of the costs of asking for stockholder proxies. We will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding solicitation material to the beneficial owners of common stock and collecting voting instructions. We may use officers and employees of the Company to ask for proxies, as described below.

Is this Proxy Statement the only way that proxies may be solicited?

No. In addition to the solicitation of proxies by use of the mail, officers and employees of the Company may solicit the return of proxies, either by mail, telephone, telecopy, e-mail or through personal contact. These officers and employees will not be additionally compensated but will be reimbursed for out-of-pocket expenses. Brokerage houses and other custodians, nominees and fiduciaries, in connection with shares of the common stock registered in their names, will be requested to forward solicitation material to the beneficial owners of shares of common stock.

Are there any other matters to be acted upon at the Annual Meeting?

Management does not intend to present any business at the Annual Meeting for a vote other than the matters set forth in the Notice and has no information that others will do so. If other matters requiring a vote of the stockholders properly come before the Annual Meeting, it is the intention of the persons named in the accompanying form of proxy to vote the stock represented by the proxies held by them in accordance with applicable law and their discretion on such matters.

Where can I find voting results?

The Company expects to publish the voting results in a Current Report on Form 8-K, which it expects to file with the SEC within four business days following the Annual Meeting.

Who can help answer my questions?

The information provided above in this “Question and Answer” format is for your convenience only and is merely a summary of the information contained in this Proxy Statement. We urge you to carefully read this entire Proxy Statement, including the documents we refer to in this Proxy Statement. If you have any questions, or need additional material, please feel free to contact Investor Relations at IR@snap-interactive.com.

5

PROPOSAL 1: ELECTION OF DIRECTORS

The Board of Directors has nominated two directors, Clifford Lerner and Alexander Harrington, for election at the Annual Meeting by the stockholders (the “Director Nominees”).

The number of members of our Board of Directors may be fixed from time to time by the majority of the entire Board of Directors and currently consists of two directors.  Clifford Lerner has been a director since his appointment upon the formation of the Company and Alexander Harrington was appointed to our Board of Directors in June 2014. Messrs. Lerner and Harrington will remain in office until the Annual Meeting.  Each director that is elected at a future annual meeting of stockholders, and each director that is elected to fill a vacancy or newly created directorship, shall hold a term of office that expires at the next annual meeting of stockholders and until his successor has been elected and qualified.  The Board of Directors has nominated each Director Nominee for election as a director to serve for a term expiring at the annual meeting of stockholders to be held in 2016 or until his respective successor is elected and qualified.

To be elected as a director, the Director Nominees must receive a plurality of the votes cast by the stockholders entitled to vote for the election of directors.  Should the Director Nominees become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election, in his or her stead, of any other person the Board of Directors may nominate or designate. The Director Nominees have expressed their intention to serve the entire term for which election is sought.

Directors and Director Nominees

The following table sets forth the name, age and position of our directors currently serving on our Board of Directors and the Director Nominees as of March 18, 2015:

Name	Age	Positions
Clifford Lerner	37	President, Chief Executive Officer and Chairman of the Board of Directors

Alexander Harrington	43	Chief Operating Officer, Chief Financial Officer and Director

When considering whether the Director Nominees have the experience, qualifications, attributes and skills, taken as a whole, to enable the Board of Directors to satisfy its oversight responsibilities effectively in light of the Company’s business and structure, the Board of Directors focused primarily on the information discussed in the directors’ individual biographies set forth below.

Clifford Lerner is our President, Chief Executive Officer and Chairman of our Board of Directors. Mr. Lerner has served as our President and Chief Executive Officer since founding the Company in 2005 and served as our principal financial officer and principal accounting officer from 2005 to October 2011.  He has also served on our Board of Directors since 2005.  Prior to joining us in 2005, Mr. Lerner spent his professional career from 2000 to 2005 at Lehman Brothers Inc. as an Analyst in its Equities division. Mr. Lerner worked as an Analyst in the Product Management Group where his duties included, among other things, coordinating the morning and afternoon equity research calls. Mr. Lerner has a strong knowledge and understanding of the online dating industry and has managed the development and growth for all of our applications and websites since their inception. Mr. Lerner received a Bachelor’s degree in Applied Economics and Business Management from Cornell University.

Through his prior service on our Board of Directors and as our Chief Executive Officer, Mr. Lerner possesses knowledge and experience in the online dating industry that aids him in efficiently and effectively identifying and executing our business strategies.

Alexander Harrington is our Chief Operating Officer, Chief Financial Officer and a member of our Board of Directors.  Mr. Harrington was appointed as our Chief Operating Officer in February 2014 and assumed the role of our Chief Financial Officer in March 2014. In June 2014, Mr. Harrington was also appointed to our Board of Directors. Mr. Harrington previously served as Chief Executive Officer of MeetMoi from June 2009 to November 2013, a social dating mobile platform, prior to the sale of MeetMoi to Match.com, LLC.   Mr. Harrington previously served as the Senior Vice President of Strategy and Operations for Zagat Survey from 2004 to 2008, where he oversaw a transformation of the digital business which ultimately culminated in the company’s sale to Google Inc.  In prior roles, Mr. Harrington served as the Senior Director of New Business Development at Sony BMG Entertainment and as an associate and analyst in investment banking at The Beacon Group and Smith Barney, respectively. Mr. Harrington holds a Master of Business Administration degree from the Wharton School at the University of Pennsylvania and a Bachelor’s degree in History from Williams College.

Through his service as our Chief Operating Officer and Chief Financial Officer, as well as his previous industry experience, Mr. Harrington provides our Board of Directors with valuable business and executive leadership experience.

Each of our Director Nominees is currently serving on our Board of Directors.  There are no agreements or understandings between our directors, executive officers or any other person pursuant to which they were selected as a director or executive officer. In addition, there are no family relationships between our directors and any of our executive officers.

The Board of Directors recommends that you vote “FOR” the Director Nominees.

6

Meetings of the Board of Directors and Committees

The Board of Directors did not hold any meetings in 2014 because the Board of Directors consisted of only one or two members during 2014. We have not adopted a formal policy regarding director attendance at our annual stockholder meetings, however, we encourage members of the Board of Directors to attend such meetings and Clifford Lerner, our only director at the time, attended our 2014 annual meeting of stockholders.

Audit Committee

We currently do not have an audit committee and our Board of Directors performs the principal functions of an audit committee.  In addition, we currently do not have an audit committee financial expert on our Board of Directors.  We believe that we do not need an audit committee financial expert because the cost of hiring an audit committee financial expert to act as one of our directors and to be a member of an audit committee outweighs the benefits of having an audit committee financial expert at this time.

We intend to appoint one or more independent directors by September 30, 2015 in connection with forming an independent audit committee of the Board of Directors.

Compensation Committee

We currently do not have a compensation committee and our Board of Directors performs the principal functions of a compensation committee.  We have elected not to have a compensation committee due to our limited number of executive officers and employees.  Until a formal compensation committee is established, our Board of Directors will continue to review all forms of compensation provided to our executive officers, director, consultants and employees.

Nominating and Corporate Governance Committee

We currently do not have a nominating and corporate governance committee and our Board of Directors performs the principal functions of a nominating and corporate governance committee.  We have elected not to have a nominating committee because we do not believe one has been necessary or cost efficient for a company of our size.

Generally, director nominees are identified and suggested by our directors or management using their business networks.  The Board of Directors will also consider director nominees put forward by stockholders.  Our By-Laws contain provisions that address the process by which a stockholder may nominate an individual to stand for election to the Board of Directors at the Annual Meeting. To recommend a nominee for election to the Board of Directors, a stockholder must submit his or her recommendation to the Corporate Secretary at the address appearing on the first page of this proxy statement. Such nomination must satisfy the notice, information and consent requirements set forth in our By-Laws and must be received by us prior to the date set forth under “Submission of Future Stockholder Proposals” included herein. A stockholder’s recommendation must be accompanied by the information with respect to stockholder nominees that is specified in our By-Laws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder’s name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the nomination is being made and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners, if any, on whose behalf the nomination is being made.

The Board of Directors does not have any specific minimum qualifications that director nominees must have in order to be considered to serve on the Board of Directors.  However, the Board of Directors does take into consideration areas of expertise that director nominees may be able to offer, including professional experience, knowledge, abilities and industry knowledge or expertise.  The Board of Directors also considers their potential contribution to the overall composition and diversity of the Board of Directors.

Report of the Audit Committee

We currently do not have an audit committee and our Board of Directors performs the principal functions of an audit committee.  The following is the report of the Board of Directors with respect to the Company’s audited financial statements for the year ended December 31, 2014, which includes the consolidated balance sheets of the Company as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations, changes in stockholders’ (deficit) equity and cash flows for each of the years in the two-year period ended December 31, 2014, and the notes thereto. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed with the SEC” or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates it by reference into such filing.

7

Reviews and Discussions with Management

The Board of Directors has reviewed and discussed the Company’s audited financial statements with management.

Review and Discussions with Independent Registered Public Accounting Firm

The Board of Directors has discussed with Ernst & Young the matters required to be discussed by Auditing Standard No. 16, “Communication with Audit Committees” issued by the Public Company Accounting Oversight Board.

The Board of Directors has also received written disclosures and the letter from Ernst & Young required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Board of Directors concerning independence and has discussed with Ernst & Young their independence from the Company. The Board of Directors has also reviewed and discussed the selection, application and disclosure of the critical accounting policies of the Company with Ernst & Young.

Based on the review and discussions referred to above, the Board of Directors approved the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2014.

BOARD OF DIRECTORS

Clifford Lerner (Chairman) Alexander Harrington

Involvement in Certain Legal Proceedings

There have been no material legal proceedings that would require disclosure under the federal securities laws that are material to an evaluation of the ability or integrity of our directors or executive officers.

Board Leadership Structure and Role in Risk Oversight

Clifford Lerner has served as the Chairman of the Board of Directors and Chief Executive Officer since 2005. The Board of Directors believes that the most effective leadership structure at this time is for Mr. Lerner to serve both as Chairman of the Board of Directors and Chief Executive Officer.  Mr. Lerner is familiar with the Company’s business and industry and the day to day operations of the Company and is most capable of efficiently and effectively identifying strategic priorities and leading the discussion and execution of strategy. The Board of Directors believes that the combined role of Chairman of the Board of Directors and Chief Executive Officer promotes strategy development and execution, which is essential to effective governance, and is in the best interest of stockholders.

Our Board of Directors is primarily responsible for overseeing the Company’s risk management processes.  The Board of Directors receives periodic reports from management concerning the Company’s assessment of risks.  The Board of Directors focuses on the most significant risks facing the Company, the Company’s general risk management strategy and whether any of our compensation policies and practices create risks to our risk management practices or provide incentives to our executives and other employees to take risks that are reasonably likely to have a material adverse effect on us.  While the Board of Directors oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes.  We believe this division of responsibilities is the most effective approach for addressing the risks facing our company and that the structure of our Board of Directors supports this approach.

Director Independence

The Board of Directors has adopted the definition of independence under the NASDAQ listing standards.  In making its annual review on director independence, the Board of Directors considered the transactions and relationships between our directors and any member of their families and the Company. Based upon these standards and the consideration of the information and the transactions and relationships discussed below, our Board of Directors determined that Clifford Lerner and Alexander Harrington are not independent.

We intend to appoint one or more independent directors by September 30, 2015 in connection with forming an independent audit committee of the Board of Directors.

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Certain Relationships and Related Party Transactions

Transactions with Darrell Lerner

Darrell Lerner is the brother of Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors.  He performed a variety of general business, corporate and administrative functions for us from 2007 until his termination of employment on January 31, 2013.

Consulting Agreement.  On January 31, 2013, we entered into a consulting agreement with Darrell Lerner, pursuant to which he agreed to serve as our consultant for a three-year period beginning on February 1, 2013 (the “Effective Date”). Pursuant to the consulting agreement, Darrell Lerner agreed to assist and advise us on legal, financial and other matters for which he has knowledge that pertains to us, as we reasonably request.

Pursuant to the consulting agreement, we agreed to pay Darrell Lerner a monthly fee of $25,000 for the initial two year period of the consulting agreement and a monthly fee of $5,000 for every month thereafter. The monthly payments under the consulting agreement were conditioned upon Darrell Lerner’s compliance with a customary confidentiality covenant covering certain information concerning us, a covenant not to compete during the term of the consulting agreement and for a period of one year following the termination of the agreement, a non-solicitation covenant for a period of six months immediately following the later of the termination of the consulting agreement or the end of the term of the consulting agreement, and a non-disparagement covenant.

The consulting agreement is for a three-year period; provided, however, that we may terminate the agreement at any time without notice and may renew the term of the agreement by providing written notice to Darrell Lerner prior to or at the expiration of the term. If we terminate the consulting agreement without “cause” prior to the three-year anniversary of the Effective Date, we have agreed to (i) pay Darrell Lerner the amount of the monthly fees owed to him for the period from the Effective Date to the two-year anniversary of the Effective Date and (ii) take all commercially reasonably actions to cause (A) 325,000 shares of restricted common stock previously granted to him, (B) 600,000 shares of restricted common stock previously granted to him and (iii) 150,000 shares of restricted common stock granted to him in connection with the severance agreement, to be vested as of the date of such termination.

Subscription Agreement.  On January 31, 2013, in connection with Darrell Lerner’s separation from us, we also entered into a subscription agreement with Darrell Lerner and DCL Ventures, Inc., a Delaware corporation (“DCL”), a corporation that is majority owned by Darrell Lerner. Pursuant to this agreement, we purchased (i) 50,000 shares of DCL’s common stock, $0.001 par value per share, for an aggregate purchase price of $50,000 in April 2013, (ii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in July 2013, (iii) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in October 2013, (iv) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in January 2014, (v) 25,000 shares of DCL’s common stock for an aggregate purchase price of $25,000 in April 2014, (vi) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in July 2014 and (vii) 25,000 shares of DCL’s common stock for an aggregate price of $25,000 in September 2014.

Clifford Lerner Note

On April 24, 2014, we issued a promissory note in the amount of $300,000 to Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors. The promissory note payable to Mr. Lerner bears interest at a rate of nine percent (9%) per annum and was originally due and payable on January 24, 2015, but was subsequently amended to extend its maturity for an additional nine months and is currently due and payable on the earlier of October 24, 2015 or an event of default. We did not make any principal or interest payments under the promissory note during 2014. As of December 31, 2014, $18,516 of interest had accrued under the promissory note.

Indemnification Arrangements

We have entered into employment agreements with our executive officers, pursuant to which we have agreed to indemnify such persons against any liability, damage, cost or expense incurred in connection with the defense of any action, suit or proceeding to which such persons are a party to the extent permitted by applicable law, subject to certain exceptions.

Other Transactions

Consulting Agreement.  On June 1, 2012, we entered into a two-year consulting agreement with Byron Lerner, the father of Clifford Lerner, to provide consulting services to us related to (i) monitoring revenue and various traffic and engagement statistics for the purpose of proactively uncovering inconsistencies or bugs, as well as (ii) providing strategic advice along with business and financial introductions as requested. On July 24, 2014, we renewed the agreement for an additional one year term, to expire on May 30, 2015. During the consulting period, we pay Byron Lerner a monthly consulting fee of $8,000 as well as reimbursement for certain expenses incurred during the performance of the consulting services.

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Policies and Procedures for Approving Related Party Transactions

Our Board of Directors adopted a written Related Party Transactions Policy on April 19, 2012.  Prior to the adoption of the Related Party Transactions Policy, our related party transactions were approved by our Board of Directors.  In accordance with the Related Party Transactions Policy, all Related Party Transactions (as defined herein) must be reported to our Chief Executive Officer or Chief Financial Officer and must be reviewed and approved by our audit committee, if one has been established.  If an audit committee has not been established, Related Party Transactions must be reviewed and approved by all of our independent directors on the Board of Directors.  If an audit committee has not been established and there are not any independent directors on the Board of Directors, Related Party Transactions must be reviewed and approved by the Chief Financial Officer (except with respect to matters in which the Chief Financial Officer would be a Related Party (as defined herein), in which case the Chief Executive Officer shall review and approve the transaction).  In determining whether to approve, recommend or ratify a Related Party Transaction, the reviewing party will take into account, among other factors it deems appropriate, (i) whether the terms of the Related Party Transaction are fair to the Company, (ii) whether there are business reasons for the Company to enter into the Related Party Transaction, (iii) whether the Related Party Transaction would impair the independence of an outside director and (iv) whether the Related Party Transaction would present an improper conflict of interest for any of our directors or executive officers.

A “Related Party Transaction” means a transaction (including any series of related transactions or a material amendment or modification to an existing Related Party Transaction) directly or indirectly involving any Related Party that would need to be disclosed under Item 404(a) of Regulation S-K.  Generally, under Item 404(a) of Regulation S-K, we are required to disclose any transaction occurring since the beginning of the last fiscal year, or any currently proposed transaction, involving us or our subsidiary where the amount involved exceeds $120,000, and in which any Related Party had or will have a direct or indirect material interest.

A “Related Party” means any of the following: (i) any of our directors of the Company or director nominees; (ii) any of our executive officers; (iii) a person known by us to be the beneficial owner of more than 5% of our common stock or (iv)  an immediate family member of any of the foregoing.

Code of Ethics

We have adopted a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer and all members of our finance department. The code of ethics addresses, among other things, conflicts of interest, external reporting, company assets and resources, confidentiality and the process for reporting violations of the code of law, business ethics or the code of ethics or improper conflicts of interest.

A copy of our Financial Code of Ethics is available on our website at http://www.snap-interactive.com/investor-relations/corporate-governance. We intend to disclose any amendments to our Financial Code of Ethics on our website at http://www.snap-interactive.com/investor-relations/corporate-governance.

Communications with the Board of Directors

The Board of Directors welcomes communication from the Company’s stockholders.  Stockholders and other interested parties who wish to communicate with a member or members of our Board of Directors or a committee thereof may do so by addressing correspondence to the board member, members or committee, c/o President, Chief Executive Officer and Chairman of the Board of Directors, 320 West 37th Street, 13th Floor, New York, New York 10018. Our President, Chief Executive and Chairman of the Board of Directors will review and forward correspondence to the appropriate person or persons.

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DIRECTOR COMPENSATION

Our directors are permitted to receive fixed fees and other compensation for their services as directors. Our Board of Directors has the authority to fix the compensation of directors. On June 17, 2014, Alexander Harrington was issued an option to purchase 25,000 shares of our common stock, at an exercise price of $0.31 per share, as consideration for his service as a director for 2014. The shares underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on that date. Other than as set forth above, no amounts have been paid to, or accrued to, Clifford Lerner or Alexander Harrington as consideration for their service as directors in 2014. We currently do not have an established policy to provide compensation to members of our Board of Directors for services rendered in that capacity.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and accompanying footnotes set forth as of March 18, 2015 certain information regarding the beneficial ownership of shares of our common stock by: (i) each person who is known by us to own beneficially more than 5% of such stock; (ii) each member of our Board of Directors, each Director Nominee and each of our named executive officers with respect to the year ended December 31, 2014 and (iii) all of our directors and executive officers as a group (2 persons). Clifford Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors and Alexander Harrington, our Chief Operating Officer and Chief Financial Officer, are currently the only executive officers of the Company. Except as otherwise indicated, all common stock is owned directly and the beneficial owners listed in the table below possess sole voting and investment power with respect to the stock indicated, and the address for each beneficial owner is c/o Snap Interactive, Inc., 320 West 37th Street, 13th Floor, New York, NY 10018. The applicable percentage ownership is based on 50,007,826 shares of our common stock issued and outstanding as of March 18, 2015, including 10,325,000 shares of unvested restricted stock. In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we consider all shares of unvested restricted stock to be outstanding because the holders of unvested restricted stock have the right to vote such stock under the Amended and Restated Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “Incentive Plan”).

	Common Stock Beneficially Owned (1)
Name of Beneficial Owner	Number		Percentage
Directors and Officers
Clifford Lerner	30,250,000	(2)	60.5%
Alexander Harrington	200,000	(3)	*
Jon D. Pedersen, Sr.	400,000	(4)	*

Officers and Directors as a Group (2 persons)	30,450,000	(5)	60.9%

Certain Persons
Darrell Lerner	2,712,157	(6)	5.4%

________________________

*	Less than 1%.

(1)	For purposes of this table, a person or group of persons is deemed to have beneficial ownership of any shares of common stock or restricted common stock that such person has the right to acquire within 60 days of March 18, 2015, including through the exercise of stock options or warrants. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any stock or restricted common stock that such person or persons has the right to acquire within 60 days of March 18, 2015 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Includes 9,250,000 shares of restricted stock granted to Mr. Clifford Lerner, with 2,500,000 of such shares vesting on April 10, 2016, 2,500,000 of such shares vesting on April 10, 2017 and 4,250,000 of such shares vesting on December 13, 2021. Pursuant to the terms of his restricted stock grants, he has the right to vote the stock but may only dispose of the stock after it vests on or, if earlier, upon a change in control of the Company.

(3)	Shares of common stock issuable upon the exercise of vested stock options granted to Mr. Harrington.

(4)	Shares of common stock issuable upon the exercise of vested stock options granted to Mr. Pedersen.

(5)	Includes 30,450,000 shares of common stock beneficially owned by Mr. Lerner and Mr. Harrington as described above.

(6)	Includes 1,075,000 shares of restricted stock granted to Mr. Darrell Lerner. Pursuant to the terms of his restricted stock awards, he has the right to vote the stock but may only dispose of the stock after it vests. Each of the restricted stock awards vests upon the earlier of (i) the tenth anniversary of the date of grant, (ii) a change in control or (iii) on the date of termination of service without cause. In addition, a restricted stock award for 150,000 shares of common stock that will vest upon Darrell Lerner’s termination of service in connection with a non-renewal of the written employment or consulting agreement between us and Darrell Lerner without “cause.” Mr. Darrell Lerner’s principal residential address is 141 Great Neck Road, Apt. 2H, Great Neck, New York 11021.

There are no arrangements currently known to us, the operation of which may at a subsequent date result in a change of control of the Company.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the U.S. securities laws, our directors, certain executive officers and persons holding more than 10% of our common stock must report their initial ownership of the common stock, and any changes in that ownership, to the SEC, and furnish us with copies of the reports. The SEC has designated specific due dates for these reports. Based solely on our review of copies of the reports received, and written representations from our directors and officers, we believe that all persons subject to reporting under Section 16(a) of the Exchange Act timely filed all required reports pursuant to such section concerning our common stock in 2014, except that Mr. Pedersen, our former Chief Financial Officer, filed one Form 4 on March 7, 2014 that related to transactions on March 4, 2014 involving (i) the cancellation of a stock option and (ii) the grant of a stock option.

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EXECUTIVE COMPENSATION

The following discussion provides compensation information pursuant to the scaled disclosure rules applicable to “smaller reporting companies” under SEC rules and may contain statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of the Company’s compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. We specifically caution stockholders not to apply these statements to other contexts.

Executive Compensation

Overview

The compensation program for our executive officers, as presented in the Summary Compensation Table below, is administered by our Board of Directors, which consists of Mr. Lerner, our President, Chief Executive Officer and Chairman of the Board of Directors, and Alexander Harrington, our Chief Operating Officer and Chief Financial Officer. The intent of the compensation program is to align the executive’s interests with that of our stockholders, while providing reasonable and competitive compensation.  For 2014, the compensation of Mr. Lerner, our President and Chief Executive Officer, Mr. Harrington, our Chief Operating Officer and Chief Financial Officer, and Mr. Pedersen, our former Chief Financial Officer, consisted of salary, an annual discretionary bonus and equity.  In 2014, our Chief Executive Officer also received supplementary health benefits, a monthly membership for a health and fitness facility, as well as a complete annual physical in addition to the benefits received by all salaried employees.

Compensation of Named Executive Officers

The following discussion summarizes in more detail the executive compensation paid to or earned by our named executive officers in 2014.

Salary.  During 2014, Mr. Lerner’s base salary was $285,000. There was no change in Mr. Lerner’s base salary in 2014 as compared to his base salary during 2013. Under Mr. Lerner’s employment agreement, he is entitled to an annual base salary of at least $285,000 per year. Mr. Harrington’s base salary for 2014 was $250,000. Under Mr. Harrington’s employment agreement during 2014, he was entitled to an annual base salary of at least $250,000 per year, which was subject to a potential automatic increase to $275,000 upon the Company’s achievement of (i) positive net cash provided by operating activities (as reported on the Company’s consolidated statements of cash flows) for the quarter ending December 31, 2014 and (ii) total cash, cash equivalents and restricted cash less any outstanding debt, as reported on the Company’s consolidated balance sheet, of at least $2,000,000 as of January 1, 2015 (the “Bonus Compensation Terms”). Mr. Pedersen’s base salary for 2014 was $275,000.

Cash Bonuses. Under Mr. Lerner’s employment agreement, if at the time that an annual cash bonus is payable to Mr. Lerner, the Board of Directors determines that our cash reserves are not at least equal to $3,000,000, the amount of the annual cash bonus payable to Mr. Lerner shall be determined by the Board of Directors in its sole discretion after consultation with our executive management team. For 2014, our cash reserves did not exceed $3,000,000, and the Board of Directors exercised its discretion in deciding to award a cash bonus to Mr. Lerner. Under Mr. Harrington’s employment agreement, he is entitled to (i) a guaranteed bonus of $50,000 beginning on or before the last business day beginning in January 2015 (and on or before the last business day in January for each subsequent year of employment) and (ii) an incentive bonus of $75,000 upon the Company’s achievement of the Bonus Compensation Terms.

For 2014, the Board of Directors set Mr. Lerner’s target annual cash bonus at $145,000 and Mr. Harrington’s target annual cash bonus at $125,000. Mr. Harrington’s target annual cash bonus for 2014 was comprised of his guaranteed bonus and annual incentive bonus. For 2014, the Board of Directors awarded Mr. Lerner a cash bonus of $87,500, which was equal to 60% of his target bonus. For 2013, Mr. Lerner was awarded a discretionary cash bonus of $72,500, which he elected not to receive. For 2014, the Board of Directors awarded Mr. Harrington an annual cash bonus of $87,500, which was comprised of his guaranteed bonus and incentive bonus. For Mr. Harrington’s cash bonus of $87,500 for 2014, $50,000 was allocable to 100% of his guaranteed bonus and $37,500 was allocable to 50% of his incentive bonus because the Company achieved only one of the Bonus Compensation Terms for 2014 (positive net cash provided by operating activities). The Board of Directors did not award a cash bonus to Mr. Harrington for 2013. The Board of Directors did not award Mr. Pedersen a cash bonus for 2014 because Mr. Pedersen resigned from his position as our Chief Financial Officer in March 2014. In 2013, Mr. Pedersen was awarded a bonus of $62,500.

The Board of Directors considered a number of factors in determining the amount of cash bonuses for 2014. These factors included, but were not limited to, the individual performance of each executive, the operational performance of the Company, the financial performance of the Company and the ability to raise additional debt or equity financing. Although the Company achieved many of its operational goals, it did not raise debt or equity financing until February 2015.

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Equity Awards.  We have periodically granted equity awards consisting of stock options and restricted stock to our named executive officers.

In February 2014, the Board of Directors granted Mr. Harrington an option to purchase 1,000,000 shares of our common stock with an exercise price of $0.29 per share in connection with his appointment as Chief Operating Officer. The stock option will vest 20% on each anniversary of the date of grant; provided, that upon a change in control, 50% of the then unvested options will immediately vest and the remaining unvested options will vest on the earlier of (a) the original date such options would have vested or (b) the first anniversary of the effective date of the change in control (subject to early termination or forfeiture in accordance with the terms of the award agreement). The stock option will be subject to immediate forfeiture upon (i) violation of any non-compete or non-solicitation provisions of the executive employment agreement between us and Mr. Harrington and (ii) Mr. Harrington’s termination of service by us for “cause.” The stock option, to the extent then vested, shall remain exercisable until the tenth anniversary of the option’s grant date. For more information about Mr. Harrington’s executive employment agreement, see “—Employment Agreements.”

Effective March 15, 2014, Mr. Pedersen resigned as Chief Financial Officer and agreed to serve as our advisor for six months regarding legal, financial and other matters for which he has knowledge, as we reasonably request. In connection with Mr. Pedersen’s resignation, we cancelled 480,000 shares of our restricted stock as well as an option to purchase 700,000 shares of our common stock that were awarded in April 2013. We also amended Mr. Pedersen’s option to purchase 478,609 shares of our common stock to provide that the unvested portion of the option does not continue to vest with Mr. Pedersen’s provision of advisory services.

On June 17, 2014, as consideration for Mr. Harrington’s service on the Board of Directors, we granted Mr. Harrington an option to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share. The shares of common stock underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on such date.

As compensation for Mr. Pedersen’s services and pursuant to an advisor agreement, on March 4, 2014, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.34 per share. The shares of common stock underlying the stock option vested on the six month anniversary of the date of grant. On September 4, 2014, in exchange for Mr. Pedersen’s continued services as an advisor, we entered into an amendment to his advisor agreement to extend its duration for an additional six months. As consideration for the extension, on October 15, 2014, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share. The shares of common stock underlying the stock option vested on the five month anniversary of the date of grant. In exchange for Mr. Pedersen’s continued services as an advisor, we entered into an amendment to his advisor agreement to extend its duration for an additional six months, effective March 15, 2015. As consideration for the extension, on March 16, 2015, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.20 per share. The shares of common stock underlying the stock option will vest on the six month anniversary of the date of grant.

Employment Agreements. Effective April 10, 2013, we entered into an executive employment agreement with Mr. Lerner.  His executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice. Mr. Lerner is eligible to participate in our benefit plans that are generally provided for all employees.  Mr. Lerner’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.

Mr. Lerner’s employment agreement may be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon written notice or (iii) without “cause” upon prior written notice. Mr. Lerner may also terminate his executive employment agreement for “good reason” upon the occurrence of certain events.  If employment is terminated for any reason, we will pay Mr. Lerner his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses.  If his employment is terminated without “cause” or for “good reason” other than during the one-year period following a change in control, we will, in addition to the compensation described above, (i) pay a lump sum cash payment equal to (a) the number of full years of his employment with us plus 24 multiplied by (b) his monthly base salary and (ii) for the 12 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before his termination.  If his employment is terminated without “cause” or for “good reason” during the one-year period following a change in control, we would instead (i) pay a severance benefit equal to 299% of his base salary for the year immediately preceding the change in control, subject to Mr. Lerner’s execution of a general release of claims, and (ii) for 24 months following the date of termination, provide health and welfare benefits that are not less favorable to him than the health and welfare benefits to which he was entitled immediately before the change in control.

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Effective April 10, 2013, we entered into an amended and restated employment agreement with Mr. Pedersen.  His amended and restated executive employment agreement (the “Amended and Restated Employment Agreement”) had an initial one-year term and would automatically renew for successive one-year terms unless terminated by either party upon prior written notice.  Pursuant to the Amended and Restated Employment Agreement, Mr. Pedersen was entitled to an annual base salary of $275,000, effective as of January 1, 2013, and was eligible for an annual incentive bonus of $125,000. Mr. Pedersen was eligible to participate in our benefit plans that are generally provided for all employees, as well as receive four weeks paid vacation annually.  The Amended and Restated Employment Agreement contained a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant each last for one year following the date of termination of employment.  The Amended and Restated Employment Agreement also contained a trading restrictions covenant, which includes a one-year lock up period applicable to the stock option described above in “—Equity Awards.”

Mr. Pedersen’s Amended and Restated Employment Agreement could be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon prior written notice or (iii) without “cause” upon prior written notice. Mr. Pedersen could also terminate his Amended and Restated Employment Agreement for any reason upon prior written notice to us.  If his employment was terminated for any reason, we would pay Mr. Pedersen his earned but unpaid base salary through the date of termination, any unreimbursed business expenses and any amounts to which he is entitled under our benefit plans.  If we terminated his employment without “cause” after the first thirty (30) days of employment and either (i) prior to a change in control or (ii) after the one-year period following a change in control, we would also pay an amount equal to six months of base salary, payable in six equal monthly installments.  If we terminated his employment without “cause” during the one-year period following a change in control, subject to Mr. Pedersen’s execution of a general release of claims, we would instead pay a severance benefit equal to his annual base salary as in effect on the date of the change in control.

Effective March 15, 2014, Mr. Pedersen resigned as Chief Financial Officer. Mr. Harrington assumed the duties of Chief Financial Officer (including the roles of principal financial officer and principal accounting officer) beginning on March 15, 2014.

Effective February 28, 2014, we entered into an executive employment agreement with Mr. Harrington in connection with his appointment as Chief Operating Officer.  His executive employment agreement has an initial one-year term and will automatically renew for successive one-year terms unless terminated by either party upon prior written notice. Mr. Harrington was entitled to an annual base salary of $250,000 and an annual guaranteed bonus of $50,000, payable on the last business day in January of each subsequent year, provided he was employed by us on each such date. Mr. Harrington was also eligible for an annual incentive bonus of $75,000 if we achieved the Bonus Compensation Terms. Mr. Harrington is eligible to participate in our benefit plans that are generally provided for all employees.  Mr. Harrington’s employment agreement is subject to a confidentiality covenant, a non-competition covenant and a non-solicitation covenant. The non-competition covenant and non-solicitation covenant last for six months and one year, respectively, following the date of termination of employment. Mr. Harrington’s executive employment agreement also contains a trading restrictions covenant, which includes a one-year lock up period from the date of the agreement applicable to the stock option described above in “—Equity Awards.”

Effective March 19, 2015, we entered into an amendment to Mr. Harrington’s executive employment agreement. The amendment increased Mr. Harrington’s annual base salary to $265,000 per year, which is subject to annual review and may be increased, but not decreased, in the sole discretion of the Board of Directors. Additionally, the amendment revised the annual incentive bonus terms to provide that Mr. Harrington will be eligible to receive an annual incentive bonus for 2015 of $145,000 based on the achievement of the following criteria: (i) 50% of the annual incentive bonus is payable if Mr. Harrington remains employed with us on the date that the annual incentive bonus is paid and (ii) 50% of the annual incentive bonus is payable if the aggregate sum of our cash flow from operating activities for the period beginning July 1, 2015 and ending December 31, 2015 equals or exceeds $600,000, provided that Mr. Harrington remains employed with us on the date that the annual incentive bonus is paid. The amendment also provides that the annual incentive bonus shall be paid during the annual review period in 2016.

Mr. Harrington’s employment agreement may be terminated by us (i) upon his death or permanent disability, (ii) for “cause” upon written notice or (iii) without “cause” upon prior written notice. Mr. Harrington may also terminate his executive employment agreement (i) for “good reason” upon the occurrence of certain events or (ii) other than for “good reason” upon prior written notice.  If employment is terminated for any reason, we will pay Mr. Harrington his earned but unpaid base salary through the date of termination, any accrued but unpaid vacation benefits and any unreimbursed business expenses, subject to Mr. Harrington’s execution of a general release of claims.  If his employment is terminated without “cause” or for “good reason” other than during the one-year period following a change in control, we will, in addition to the compensation described above, pay, in six equal monthly installments, an aggregate amount equal to six months of his then-current base salary.  If his employment is terminated without “cause” or for “good reason” during the one-year period following a change in control, we would instead pay a lump sum cash payment equal to his annual base salary as in effect on the date of the change in control, subject to Mr. Harrington’s execution of a general release of claims.

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Summary Compensation Table

The following table sets forth information regarding the total compensation received by, or earned by, our President and Chief Executive Officer, Clifford Lerner, our Chief Financial Officer and Chief Operating Officer, Alexander Harrington, and our former Chief Financial Officer, Jon D. Pedersen, Sr. (collective, the “named executive officers”) during the years ended December 31, 2014 and 2013.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($) (1)		Option Awards ($) (2)		Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Clifford Lerner	2014	$285,000		$87,500	$--		$--		--	--	--	$372,500
President	2013	$285,000		$--	$2,600,000		$--		--	--	--	$2,885,000
Chief Executive Officer and Chairman of the Board of Directors

Alexander Harrington,	2014	$250,000		$87,500	$--		$294,689	(3)	--	--	--	$632,189
Chief Financial Officer, Chief Operating Officer and Director

Jon D. Pedersen, Sr.	2014	$57,292	(4)	$--	$--		$8,707	(5)	--	--	--	$65,999
Former	2013	$275,000		$62,500	$249,600	(6)	$363,580		--	--	--	$950,680
Chief Financial Officer

 ___________________________________

(1)	Represents the grant date fair value of restricted stock awards calculated in accordance with Accounting Standards Codification (“ASC”) 718, Compensation—Stock Compensation (“ASC 718”).

(2)	Represents the amount recognized for financial statement reporting purposes in accordance with ASC 718.

(3)	Represents (i) a stock option representing the right to purchase 1,000,000 shares of our common stock at an exercise price of $0.29 per share that was granted to Mr. Harrington on February 28, 2014 in connection with his appointment as Chief Operating Officer and (ii) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share that was granted to Mr. Harrington on June 17, 2014 as consideration for his service on the Board of Directors.

(4)	Represents the amount of base salary paid to Mr. Pedersen prior to his resignation on March 15, 2014.

(5)	Represents (i) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.34 per share that was granted to Mr. Pedersen on March 4, 2014 as consideration for providing advisory services to us and (ii) a stock option representing the right to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share that was granted to Mr. Pedersen on October 15, 2014 as consideration for continuing to provide advisory services to us.

(6)	Represents a restricted stock award that was granted on April 10, 2013 that was cancelled on March 6, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

Narrative Disclosure Regarding Summary Compensation Table

President, Chief Executive Officer and Chairman of the Board of Directors.  For 2014, Mr. Lerner received annual compensation of $285,000 and a cash bonus of $87,500. For 2013, Mr. Lerner received annual compensation of $285,000 and was awarded a cash bonus of $72,500, which Mr. Lerner elected not to receive. For 2014 and 2013, Mr. Lerner also received health benefits, a monthly membership for a health and fitness facility as well as a complete annual physical.

In April 2013, the Board of Directors awarded Mr. Lerner 5,000,000 shares of restricted stock. For additional information concerning the vesting and conditions of these restricted stock awards, see “— Outstanding Equity Awards at Fiscal Year End Table.”

We entered into an employment agreement with Mr. Lerner on April 10, 2013. For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

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Chief Operating Officer, Chief Financial Officer and Director. For 2014, Mr. Harrington received annual compensation of $250,000 and a cash bonus of $87,500. Mr. Harrington is also eligible to participate in our benefit plans that are generally provided for all employees.

On June 17, 2014, we granted Mr. Harrington an option to purchase 25,000 shares of our common stock at an exercise price of $0.31 per share as consideration for Mr. Harrington’s service on the Board of Directors. The shares of common stock underlying the stock option will vest on the first anniversary of the date of grant, provided that Mr. Harrington is providing services to us on such date.

We entered into an employment agreement with Mr. Harrington on February 28, 2014. For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

Former Chief Financial Officer. For Mr. Pedersen’s service as Chief Financial Officer prior to his resignation on March 15, 2014, Mr. Pedersen received an annual base salary of $57,292 for 2014. As a result of Mr. Pedersen’s resignation, we did not pay Mr. Pedersen a cash bonus for 2014. For 2013, Mr. Pedersen received annual compensation for $275,000 and a cash bonus of $62,500.  In April 2013, the Board of Directors granted Mr. Pedersen 480,000 shares of restricted stock and a stock option to purchase 700,000 shares of common stock. In connection with Mr. Pedersen’s resignation, we cancelled these awards. We also amended Mr. Pedersen’s option to purchase 478,609 shares of our common stock to provide that the unvested portion of the option does not continue to vest with Mr. Pedersen’s provision of advisory services. As consideration for providing us with advisory services, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock. On October 15, 2014, in exchange for Mr. Pedersen continuing to provide advisory services to us, we granted Mr. Pedersen an option to purchase 25,000 shares of our common stock at an exercise price of $0.26 per share.

For additional information concerning the vesting, conditions and cancellation of these stock options and Mr. Pedersen’s restricted stock award, see “—Executive Compensation—Equity Awards.” and “—Outstanding Equity Awards at Fiscal Year End Table.” Mr. Pedersen was eligible to participate in our benefit plans that are generally provided for all employees.

We entered into an amended and restated executive employment agreement with Mr. Pedersen on April 10, 2013.  For additional information concerning this employment agreement, see “—Compensation of Named Executive Officers—Employment Agreements.”

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Outstanding Equity Awards at Fiscal Year End Table

The following table summarizes the total outstanding equity awards as of December 31, 2014 for each named executive officer.

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Clifford	4/10/2013(2)	--	--	--	--	--	5,000,000	$1,000,000	--	--
Lerner	12/14/2011(3)	--	--	--	--	--	4,250,000	$850,000	--	--

Alexander	6/17/2014(4)	--	25,000	--	$0.31	6/17/2024	--	$--	--	--
Harrington	2/28/2014(5)	--	1,000,000	--	$0.29	2/28/2024	--	$--	--	--

Jon D.	10/15/2014(6)	25,000	--	--	$0.26	10/15/2020	--	$--	--	--
Pedersen, Sr.	3/4/2014(7)	25,000	--	--	$0.34	3/4/2020	--	$--	--	--
	4/10/2013(8)	--	700,000	--	$0.52	4/10/2023	--	$--	--	--
	4/10/2013(9)	--	--	--	--	--	480,000	$96,000	--	--
	10/27/2011(10)	100,000	--	--	$0.651	10/26/2021	--	--	--	--
	10/27/2011(11)	228,609	250,000	--	$0.651	10/26/2021	--	--	--	--
	10/27/2011(12)	21,391	--	--	$0.651	10/26/2021	--	--	--	--

 ___________________________

(1)	The market value of each share of common stock is calculated based upon the closing price of our common stock on the OTCQB as of December 31, 2014, which was $0.20 per share.

(2)	Vests one-half upon the third anniversary of the date of grant and vests in full upon the fourth anniversary of the date of grant; provided, that any unvested shares of restricted stock will vest immediately upon the effective date of a “change in control” (as defined in the restricted stock award agreement), subject to the terms and conditions of the restricted stock award agreement.

(3)	Vests on the tenth anniversary of the date of grant or, if earlier, upon the occurrence of a change in control of the Company.

(4)	Vests on the first anniversary of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the Incentive Plan), 50% of any unvested shares will vest immediately and the remaining 50% of the then-unvested shares will vest on the original date such shares would have vested.

(5)	Vests in five equal annual installments of 200,000 shares on each of the first, second, third, fourth and fifth anniversaries of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the option agreement), 50% of any unvested shares of common stock underlying the option will vest on the earlier of (i) the original vesting date or (ii) equally on the first and second anniversary of the effective date of the change in control, subject to the terms and conditions of the option agreement.

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(6)	Vested in full on the five-month anniversary of the date of grant.

(7)	Vested in full on the six-month anniversary of the date of grant.

(8)	Would have vested in four equal annual installments of 175,000 shares on each of the first, second, third and fourth anniversaries of the date of grant; provided, that upon the effective date of a “change in control” (as defined in the option agreement), 50% of any unvested shares of common stock underlying the option would have vested on the earlier of (i) the original vesting date or (ii) equally on the first and second anniversary of the effective date of the change in control, subject to the terms and conditions of the option agreement. This stock option was cancelled as of March 4, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

(9)	Would have vested one-half upon the third anniversary of the date of grant and in full upon the fourth anniversary of the date of grant; provided, that any unvested shares of restricted stock would have vested immediately upon the effective date of a “change in control” (as defined in the restricted stock award agreement), subject to the terms and conditions of the restricted stock award agreement. This restricted stock award was cancelled as of March 6, 2014 in connection with Mr. Pedersen’s resignation as Chief Financial Officer.

(10)	Vested one-half upon the date of grant and vested in full upon the six-month anniversary of the date of grant.

(11)	Would have vested in four annual installments, consisting of 103,609 shares of common stock on the first anniversary of the date of grant and 125,000 shares of common stock on the second, third and fourth anniversaries of the date of grant. This stock option was amended as of March 4, 2014 to provide that the unvested portion of this option does not continue to vest with Mr. Pedersen’s provision of advisory services.

(12)	Vested in full upon the first anniversary of the date of grant.

 Equity Compensation Plan Information

The following table provides information as of December 31, 2014 about compensation plans under which shares of our common stock may be issued to employees, executive officers or members of our Board of Directors upon the exercise of options, warrants or rights under all of our existing equity compensation plans.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (b)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a)) (c)
Equity compensation plans approved by security holders	2,733,253		$0.65	(1)	3,691,747	(2)(3)
Equity compensation plans not approved by security holders	1,075,000	(4)	$0.29	(5)	--
Total	3,808,253		$0.55	(6)	3,691,747

___________________________

(1)	Excludes 1,075,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.42.

(2)	Represents shares of common stock available for issuance under the Incentive Plan, which permits the issuance of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.

(3)	As of March 18, 2015, there were 3,097,253 shares of common stock to be issued upon the exercise of outstanding options under the Incentive Plan and 3,327,747 shares of common stock remaining available for future issuances under the Incentive Plan.

(4)	Represents shares available or authorized for issuance under (i) the Equity Incentive Compensation Plan (as defined below), which permitted the issuance of incentive stock options and nonqualified stock options and (ii) various individual compensation arrangements that the Company has with current and former employees.

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(5)	Excludes 9,250,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.58.

(6)	Excludes 10,325,000 shares of restricted stock, which have no exercise price. If the shares of restricted stock are included, the weighted-average exercise price equals $0.54.

In December 2008, our Board of Directors approved the equity incentive compensation plan (the “Equity Incentive Compensation Plan”) and, in December 2010, terminated the plan as to all unallocated shares of common stock thereunder. The purpose of the Equity Incentive Compensation Plan was to provide an incentive to attract, retain and motivate employees, officers, directors, consultants and advisors with the ability to participate in our future performance. Under the Equity Incentive Compensation Plan, we were authorized to issue incentive stock options and nonqualified stock options. The Equity Incentive Compensation Plan was administered by our Board of Directors.  All options previously granted under the Equity Incentive Compensation Plan remained in full force and effect following the plan’s termination.

In May 2011, our Board of Directors adopted the Snap Interactive, Inc. 2011 Long-Term Incentive Plan (the “2011 Plan”).  In October 2011, our Board of Directors amended and restated the 2011 Plan and adopted the Incentive Plan to allow for the issuance of incentive stock option awards by adopting the Incentive Plan.  The Incentive Plan was adopted to attract and retain the services of key employees, key contractors and outside directors.  The Incentive Plan provides for the granting of incentive stock options, nonqualified stock options, shares of restricted stock, stock appreciation rights, restricted stock units, performance awards, dividend equivalent rights and other awards.  The Incentive Plan is administered by our Board of Directors.

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PROPOSAL 2:  THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young has served as the Company’s independent registered public accounting firm since September 11, 2012.   We expect that one or more representatives of Ernst & Young will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. The Board of Directors has selected Ernst & Young as the Company’s principal independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board of Directors is asking stockholders to ratify the appointment of Ernst & Young. If our stockholders do not ratify the appointment of Ernst & Young at the Annual Meeting, the Board of Directors will consider other accounting firms for the fiscal year ending December 31, 2015.  The Board of Directors will be under no obligation, however, to appoint a new independent registered public accounting firm.

Vote Required

The affirmative vote, in person or by proxy of the majority of the votes cast by the holders of the Company’s common stock is required to ratify the appointment of Ernst & Young as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

The Board of Directors recommends that you vote “FOR” the ratification of the selection of Ernst & Young to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

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PRINCIPAL ACCOUNTANT FEES AND SERVICES

Ernst & Young has served as our independent registered public accounting firm since September 11, 2012.  We expect that one or more representatives of Ernst & Young will attend the Annual Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

Fees Paid to Independent Registered Public Accounting Firm

Ernst & Young.  The following table shows the aggregate fees billed to us by Ernst & Young for professional services rendered in 2014 and 2013:

	2014	2013
Audit Fees	$345,000	$285,000
Audit-Related Fees	10,000	51,000
Tax Fees	78,000	19,400
All Other Fees	--	--
Total Fees	$433,000	$355,400

Audit Fees. Audit fees for 2014 and 2013 consisted of fees related to the audit and review of our consolidated financial statements, review of our interim consolidated financial statements, review of certain financial statements and consents related to registration statements. We paid audit fees of $345,000 and $285,000 for 2014 and 2013, respectively.

Audit-Related Fees. We paid fees of $10,000 and $51,000 related to the review of, and issuance of consents related to, registration statements for 2014 and 2013, respectively.

Tax Fees. We paid tax fees of $78,000 and $19,400 related to tax compliance, general tax advice, tax planning and tax audit support services for 2014 and 2013, respectively.

All Other Fees. There were no other service fees for 2014 or 2013.

Approval of Independent Registered Public Accounting Firm Services and Fees

The SEC requires that before our independent registered public accounting firm is engaged by us to render any audit or permitted non-audit related service, the engagement be either: (i) approved by our audit committee or (ii) entered into pursuant to pre-approval policies and procedures established by the audit committee; provided that the policies and procedures are detailed as to the particular service, the audit committee is informed of each service, and such policies and procedures do not include delegation of the audit committee’s responsibilities to management.

We do not have an audit committee.  Our Board of Directors pre-approves all services provided by our independent registered public accounting firm. All of the above services and fees for 2014 and 2013 were pre-approved by our Board of Directors.

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OTHER BUSINESS

The Board of Directors knows of no other business to be brought before the Annual Meeting.  If, however, any other business should properly come before the Annual Meeting, the persons named in the accompanying proxy will vote the proxy in accordance with applicable law and as they may deem appropriate in their discretion, unless directed by the proxy to do otherwise.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information to you by referring you to another document or report filed separately with the SEC.  The information incorporated by reference is deemed to be a part of this Proxy Statement, except to the extent any information is superseded by this Proxy Statement.

Our Annual Report on Form 10-K for the year ended December 31, 2014, along with financial statements and related notes thereto (the “Form 10-K”), which was filed with the SEC on March 5, 2015 and contains important information about the Company, is hereby incorporated by reference into this Proxy Statement.  A copy of the Form 10-K is included within the Annual Report delivered with this Proxy Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this Proxy Statement will be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained in this Proxy Statement or any other subsequently filed document that is deemed to be incorporated by reference into this Proxy Statement modifies or supersedes the statement.  Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.

SUBMISSION OF FUTURE STOCKHOLDER PROPOSALS

Pursuant to rules of the SEC, a stockholder who intends to present a proposal at our next annual meeting of stockholders and who wishes the proposal to be included in the proxy statement for that meeting must submit the proposal in writing to the attention of the President, Chief Executive Officer and Chairman of the Board of Directors of Snap Interactive, Inc. at 320 West 37th Street, 13th Floor, New York, NY 10018.  The proposal must be received no later than November 26, 2015.

Stockholders wishing to submit proposals to be presented directly at our next annual meeting of stockholders instead of by inclusion in next year’s proxy statement must follow the submission criteria set forth in our By-Laws, and applicable law concerning stockholder proposals.  To be timely in connection with our next annual meeting, a stockholder proposal concerning business other than director nominations must be received by the Company at its principal executive offices between January 16, 2016 and February 15, 2016.  To be timely in connection with our next annual meeting, a stockholder proposal concerning director nominations must be received by the Company at its principal executive offices between January 16, 2016 and February 15, 2016.  The chairman of the meeting may refuse to bring before a meeting any business not brought in compliance with applicable law and our By-Laws.

A copy of the Company’s 2014 Annual Report on Form 10-K (and any exhibits thereto) is available without charge upon written request to Snap Interactive, Inc., Attention: Wilmary Soto, Financial Reporting, 320 West 37th Street, 13th Floor, New York, NY 10018.

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FORM OF PROXY

SNAP INTERACTIVE, INC.

320 West 37th Street, 13th Floor

New York, New York 10018

(212) 594-5050

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 15, 2015

The undersigned hereby appoints James Supple and Wilmary Soto, and each of them, as proxies, with full power of substitution, to represent and to vote, as designated herein, all the shares of common stock of Snap Interactive, Inc. (the “Company”), held of record by the undersigned on March 18, 2015, at the Annual Meeting of Stockholders to be held on May 15, 2015 at 9:00 a.m. Eastern Time, at the offices of Haynes and Boone, LLP located at 30 Rockefeller Plaza, 26th Floor, New York, New York 10112, and all adjournment(s) and postponement(s) thereof, and hereby revokes all previously executed proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR
THE STOCKHOLDER MEETING TO BE HELD ON MAY 15, 2015:

Our Proxy Statement and 2014 Annual Report are available at:

http://www.snap-interactive.com/investor-relations/annual-reports/

INSTRUCTIONS: PLEASE INDICATE A SELECTION BY PLACING AN “X” IN THE APPROPRIATE BOXES BELOW:

1.	ELECTION OF DIRECTORS (to serve until 2016).

	Clifford Lerner	☐ FOR the nominee
☐ WITHHOLD AUTHORITY for the nominee

	Alexander Harrington	☐ FOR the nominee
☐ WITHHOLD AUTHORITY for the nominee

2.	RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

☐ FOR	☐ AGAINST	☐ ABSTAIN

PLEASE READ, COMPLETE, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) and postponement(s) thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2.

Please sign as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full name by the president or other authorized officer. If a partnership, please sign in the partnership name by an authorized person.

Dated: ______________________________, 2015

__________________________________________

Signature

__________________________________________

Signature (if held jointly)